5G WIRELESS COMMUNICATIONS, INC.

                       NOTE AND WARRANT PURCHASE AGREEMENT

      THIS NOTE AND WARRANT PURCHASE AGREEMENT (the "AGREEMENT") is effective as of March 4, 2004, by and between 5G WIRELESS COMMUNICATIONS, INC., a Nevada corporation (the "COMPANY"), and each investor listed on Schedule A attached hereto (each an "INVESTOR").

      1. Notes and Warrants.

            1.1 The Notes. The Company is authorized to issue Notes bearing interest at 9% simple interest in substantially the form attached hereto as Exhibit A (the "NOTE" or "NOTES") in the aggregate principal amount of not less than $200,000 and not more than $500,000 (including the aggregate purchase price of the Warrants (as defined below)) to be governed by the terms and conditions, and repaid in accordance with, this Agreement. Subject to the terms and conditions of this Agreement, each Investor severally, but not jointly, agrees to purchase Notes from the Company in the amount set forth next to such Investor's name on Schedule 1 hereto.

                  (a) Automatic Conversion of Notes into Subsequent Financing. Each Investor agrees that such Investor's Note shall be converted automatically, and without any further action on the part of Investor, into the securities issued by the Company in the next financing in which the Company sells not less than $500,000 worth of investment securities to investors (the "SUBSEQUENT FINANCING"), providing such Subsequent Financing takes place within 180 days of the Closing. Therefore, each Investor agrees that the Notes to be issued hereunder may be converted without any further action on the part of Investor into different notes or into equity securities of the Company the terms of which are not yet known.

                  (b) Optional Conversion into Other Financing(s) Within 180 Days. In the event the Company conducts a financing (or financings) (i) which is closed prior to 180 days from the date of the Closing and (ii) in which the Company sells securities in an amount less than $500,000 such that such financing (or financings) does not qualify as a Subsequent Financing (a "NON-QUALIFYING FINANCING"), then, within five (5) business days of the closing of each such Non-Qualifying Financing, the Company shall provide Investor with written notice as to the timing and the terms of such financing and Investor shall have fifteen (15) business days from receipt of such written notice (the "ELECTION PERIOD") to elect to convert the principal amount, plus all accrued and unpaid interest, of the Note into the securities issued in such Non-Qualifying Financing.

                  (c) Automatic Conversion in 180 Days. In the event a Subsequent Financing has not occurred within 180 days of the Closing and the Notes have not otherwise been converted into another financing under Section 1.1(b) hereof, then the Notes shall convert into Common Stock of the Company at the lower of either (a) the average closing bid price on the five (5) trading days preceding the Close (the "CLOSING PRICE") less a 25% discount from such Closing Price, or (b) the average closing bid price on the fifteen (15) trading days preceding the date that is 180 days from the Close. Notwithstanding the above, in the event the Company has provided the notice regarding a Non-Qualifying Financing and during the Election Period, the 180 day period shall have lapsed, then, the automatic conversion contemplated hereby shall be delayed until the end of such Election Period.


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

      1.2 The Warrants. Subject to the terms of this Agreement, in connection with each Note (and for the additional consideration set forth in each Warrant), the Company agrees to issue and shall issue to each Investor a warrant to purchase Company Common Stock (the "WARRANT STOCK") of the Company (a "WARRANT" or, the "WARRANTS"), in substantially the form attached hereto as Exhibit B. For a two year period the Warrant shall entitle the Investor to purchase that number of shares of Company Common Stock equal to (1) the dollar amount of such Investor's Note divided by the Closing Price (2) with the resulting product multiplied by four-tenths (.40). For example, assuming an Investor purchases $50,000 worth of the Notes and assuming that the Closing Price is $0.10, the number of warrant shares shall be 200,000 (50,000 / 0.10 x .40 = 200.000). The resulting Warrant share amounts shall be as set forth on Schedule 1 hereto. The Warrants shall not be impacted or converted as a result of any Subsequent Financing or other financing event except with the consent of the Warrant Holder.

      1.3 Closings. The initial purchase and sale of the Notes and Warrants will take place at the offices of Pillsbury Winthrop LLP, 2550 Hanover Street, Palo Alto, California on March 4 , 2004, or at such other time and place as the Investors shall mutually agree, either orally or in writing (which time and place are designated as the "CLOSING"). The Company may sell additional Notes until March 4, 2004 (each such additional sale shall be deemed part of the original Closing and the Closing Price and all dates to be calculated shall be based for all Notes on the first Closing date), to such persons as the Company may determine. Any such sale shall be upon the same terms and conditions as those contained herein, and such persons or entities shall become parties to this Agreement and shall have the rights and obligations of an Investor hereunder.

      2. Representations and Warranties of the Company. The Company hereby represents and warrants to each Investor as follows:

      2.1 Organization, Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as contemplated to be conducted. The Company is duly qualified to transact business as a foreign corporation in any jurisdiction in which the failure to do so would have a material adverse effect on its business properties, prospects or financial condition.

      2.2 Authority and Enforceability. The Company has all requisite corporate power and authority to execute and deliver this Agreement, the Notes and the Warrants (collectively, the "LOAN AGREEMENTS") and to perform fully its obligations hereunder and thereunder. The execution and delivery of the Loan Agreements and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company. The Loan Agreements have been duly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, regardless of whether enforceability is considered in a proceeding at law or in equity.


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

      2.3 Compliance with All Securities Laws. Assuming the accuracy of the Investors' representations set forth in Section 3 hereof, the issuance of the Notes and Warrants, as contemplated by this Agreement, does not violate or breach any applicable securities laws.

      2.4 Governmental Consents. No consent, approval, qualification, order or authorization of, or filing with, any local, state or federal governmental authority is required on the part of the Company in connection with the Company's valid execution, delivery or performance of this Agreement, the issuance of the Notes and the Warrants, except such filings as have been made prior to the Closing, except that any notices of sale required to be filed with the Securities and Exchange Commission under Regulation D of the Securities Act of 1933, as amended (the "SECURITIES ACT"), or such post-closing filings as may be required under applicable state securities laws, which will be timely filed within the applicable periods thereafter.

      3. Representations and Warranties of Each Investor. Each Investor hereby represents and warrants severally, and not jointly, to the Company that:

      3.1 Authorization. Such Investor has all requisite corporate power and authority to enter into the Loan Agreements, and that the Loan Agreements constitute legal, valid and binding obligations of such Investor, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, regardless of whether enforceability is considered in a proceeding at law or in equity.

      3.2 Purchase Entirely for Own Account. The Notes, the Warrants and the shares of equity capital issuable upon conversion of any such securities (collectively, the "SECURITIES"), will be acquired for investment for Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. The Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation in any of the Securities to such person or to any third person.

      3.3 Disclosure of Information. The Investor believes it has received all of the information it considers necessary or appropriate for deciding whether to purchase the Notes and the Warrants. The Investor has had an opportunity to ask questions and receive answers from the Company regarding the Company's business prospects, properties and condition, financial or otherwise and the terms and conditions of the offering and sale of the Notes and the Warrants.

      3.4 Investment Experience. The Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself and bear the economic risk of its investment, including the complete loss thereof, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Note and the Warrant. The Investor has not been organized for the purpose of acquiring the Securities.


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

      3.5 Accredited Investor. The Investor is an "accredited investor" within the meaning of the Securities and Exchange Commission's Rule 501 of Regulation D as promulgated under the Securities Act (as defined in Section 3.6 below), as presently in effect.

      3.6 Restricted Securities. The Investor understands that the Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances. In this connection, the Investor is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. The Investor understands Rule 144 is not currently available for the sale of the Securities and may never be so available.

      3.7 Further Limitations on Disposition. Without in any way limiting the representations set forth above, the Investor further agrees not to make any disposition of all or any portion of the Securities (other than the valid exercise or conversion thereof in accordance with their respective terms) unless and until:

                  (a) There is then in effect a registration statement under the Securities Act covering such proposed disposition, and such disposition is made in accordance with such registration statement; or

                  (b) (i) the Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if requested by the Company, the Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act or registration or qualification under any applicable state securities laws.

                  (c) Notwithstanding the foregoing, no registration statement, investment representation letter or opinion of counsel shall be required for any transfer of any Securities (i) in compliance with Rule 144 or Rule 144A of the Securities Act if compliance with such rules is available at such time, or (ii) by gift, will or intestate succession by such holder to his or her spouse or lineal descendants or ancestors or any trust for any of the foregoing; provided that in the case of clause (ii) above, the transferee agrees in writing to be subject to the terms of this Agreement.

      3.8 Limited Trading Market. Investor recognizes that an investment in the Securities involves substantial risks, including loss of the entire amount of such investment. Investor also recognizes that there is presently an extremely limited public trading market for the Company's Common Stock and no trading market at all for the Securities sold hereunder. Investor understands and agrees that there can be no assurance that this public market for trading Company Common Stock ever will become more liquid nor can there be any assurance that any such public trading market for Company Common Stock or Securities will continue to exist at all.


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

      3.9 No Short Trading. Investor by execution of this Agreement agrees that neither such Investor nor any affiliate, nor any group that investor is a member of, or may join or become a part of, shall at any time prior to March, 15, 2005 (or such later date as may be required in the event that the Notes are converted into a Subsequent Financing), directly or indirectly, sell, hypothecate, offer to sell, loan for short sale, contract to sell grant any option to purchase or in any other regard, pledge, hypothecate, dispose of or otherwise decrease its beneficial interest in any securities of the Company held by such party without the prior written consent of the Company.

      3.10 Confidentiality. Purchaser agrees to maintain the confidentiality of any material non-public information it receives regarding the Company, including any information regarding potential New Financing activity.

      3.11 Legends. It is understood that the certificates evidencing the Securities may bear one or all of the following legends:

                  (a) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

                  (b) Any legend required by the laws of the State of California or any other applicable state, including any legend required by the California Department of Corporations and sections 417 and 418 of the California Corporations Code.

      4. Events of Default; Remedies; Waivers.

      4.1 Events of Default. In the event of any "EVENT OF DEFAULT" as set forth in the Note shall have occurred and be continuing, Investors holding a majority in interest of the aggregate dollar amount invested into the Notes (a "MAJORITY INTEREST") may declare the Notes to be forthwith due and payable, whereupon such Notes shall become and be due and payable, without presentment, demand, protest or further notice of any kind, all of which are expressly waived by the Company. The remedies hereunder are cumulative and not exclusive and Investors holding a Majority in Interest shall have the right to enforce one or more remedies hereunder, successively or concurrently, and such action shall not operate to estop or prevent such Investors from pursuing any further remedy which they may have.

      4.2 Waivers by the Company. Except as otherwise provided for in this Agreement and applicable law, the Company waives presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of the Notes.


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

      5. Miscellaneous.

      5.1 Waivers and Amendments. Any provision of the Loan Agreements may be amended, waived or modified (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), upon the written consent of the Company and of the Investors holding a Majority Interest; provided, however, that all parties hereto shall be bound by any such amendment, waiver or modification that is approved by the Company and Investors holding a Majority Interest. Notwithstanding anything to the contrary in this Section 5.1, additional parties may be added to this Agreement as additional Investors upon such party's execution of a counterpart signature page hereto.

      5.2 Governing Law. The Loan Agreements shall be governed by and construed in accordance with California law, without regard to the conflict of laws provisions thereof.

      5.3 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Investor and the Closing of the transactions contemplated hereby indefinitely.

      5.4 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

      5.5 Entire Agreement. The Loan Agreements (including the exhibits attached hereto and thereto) constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

      5.6 Notices, etc. All notices and other communications required or permitted hereunder shall be effective upon receipt, shall be in writing, and may be delivered in person, by telecopy, electronic mail, overnight delivery service or United States mail, in which event they may be mailed by first-class, certified or registered, postage prepaid, addressed (a) if to an Investor, at such Investor's address set forth on the signature page hereto, or (b) if to the Company, at its address set forth on the signature page hereto, or at such other address as the Company shall have furnished to the Investors and each such other holder in writing.

      5.7 Severability of this Agreement. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      5.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

      5.9 Non-Liability of Investor. The relationship between the Company and Investor is a debtor and creditor relationship and not fiduciary in nature, nor is the relationship to be construed as creating any partnership or joint venture between Investor and the Company. The Company is exercising its own judgment with respect to the Company's business. All information supplied to Investor is for Investor's protection only and no other party is entitled to rely on such information. There is no duty for Investor to review, inspect, supervise, or inform the Company of any matter with respect to the Company's business. Investor and the Company intend that Investor may reasonably rely on all information supplied by the Company to Investor, together with all representations and warranties given by the Company to Investor, without investigation or confirmation by Investor and that any investigation or failure to investigate will not diminish Investor's right to so rely.


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

      5.10 California Commissioner of Corporations. THE SALE OF THE SECURITIES THAT IS THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL UNLESS THE SALE OF THE SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT.


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

      IN WITNESS WHEREOF, the parties have caused this Note and Warrant Purchase Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.



                                              COMPANY:

                                              5G WIRELESS COMMUNICATIONS, INC.


                                              By
                                                 ------------------------------

                                              Its
                                                  -----------------------------

                                              Address:
                                                   ----------------------------


                                              INVESTORS:





                                              Name:
                                                   ----------------------------

                                              By:
                                                   ----------------------------

                                              Its:
                                                   ----------------------------

                                              Address:
                                                   ----------------------------


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

                                   SCHEDULE 1

                                LIST OF INVESTORS


                                    Principal               Number of
            Name                  Amount of Note          Warrant Shares
----------------------------    ------------------      -------------------



                                        -------------    -------------
TOTAL
                                        =============    =============

                                    EXHIBIT A

                FORM OF CONVERTIBLE SUBORDINATED PROMISSORY NOTE

                                    EXHIBIT B

                                 FORM OF WARRANT




                                       1